Exhibit 10.11

PERSONAL & CONFIDENTIAL

NOT VALID UNLESS EXECUTED BY BOTH PARTIES

April 6, 2009

Mr. Thomas L. Millner

3676 Dunloy Way

High Point, NC 27262

Re: Purchase and Separation Agreement and General Release

Dear Tommy:

This letter agreement (this “Agreement”) confirms your resignation from your employment with Freedom Group, Inc. (the “Company”) and the Company’s subsidiaries and related entities, and your resignation from the Boards of Directors of the Company and its subsidiaries, in each case, effective as of March 16, 2009 (the “Separation Date”). By signing this Agreement, you agree to the terms and conditions set forth below.

A.            Purchase and Sale of Company Stock. Subject to your compliance with the obligations set forth in this Agreement, the Company agrees to the following:

1.                                       Purchase and Sale. On the terms and subject to the conditions of this Agreement, the Company hereby agrees to purchase, and you agree to sell to the Company, all of your shares of Common Stock of the Company (the “Common Stock”) and Preferred Stock of the Company (the “Preferred Stock” and, collectively with the Common Stock, the “Company Stock”) as follows: (i) 70,000 shares of Common Stock for an aggregate price of $225,400 (the “Common Stock Purchase Price”) and (ii) 70,000 shares of Preferred Stock for an aggregate price of $831,434 (the “Preferred Stock Purchase Price” and, collectively with the Common Stock Purchase Price, the “Purchase Price”).

2.                                       Closing. The closing of the purchase and sale of the Company Stock contemplated by this Agreement (the “Closing”) shall take place on the Effective Date, as that term is defined in Section I(4) below.

3.                                       Delivery of and Payment for the Company Stock. At the Closing,

(a)                                   you will deliver to the Company the share certificates representing the Company Stock; and

(b)                                  the Company will pay you the Purchase Price by wire transfer of immediately available funds to a bank account specified by you.

B.             Additional Payment. As an inducement for you to enter into this Agreement, at the Closing the Company will pay to you, in addition to the Purchase Price, the sum of $324,600 by wire transfer of immediately available funds to a bank account specified by you.

C.             Options. Notwithstanding any contrary provisions of the Nonqualified Stock Option Award Agreement, dated May, 2008, which was entered into by you and the Company pursuant to the American Heritage Arms, Inc. 2008 Stock Incentive Plan (the “AHA-SIP”), all stock options, whether vested or unvested, that were granted to you under the AHA-SIP shall be cancelled effective as of the Separation Date.

D.            Company Representations and Warranties. The Company hereby represents and warrants to you that:

1.                                       Corporate Organization; Authority to Conduct Business. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted and to own, operate and lease its properties and assets.

2.                                       Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

3.                                       Legal and Binding Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

E.             Millner Representations and Warranties. You hereby represent and warrant to the Company that:

1.                                       Legal and Binding Agreement. This Agreement has been duly executed and delivered by you and constitutes a legal, valid and binding agreement by you, enforceable against you in accordance with its terms.

2.                                       Title. The Company Stock is all of the outstanding equity interests (other than unexpired options) of the Company beneficially owned by you. You own the Company Stock beneficially and of record, free and clear of any encumbrances and upon the Closing will transfer to the Company good and valid title to the Company Stock free and clear of any encumbrances.

3.                                       No Other Representations. Except as set forth herein, no representations or warranties have been made to you by the Company or any officer, employee, agent or affiliate of the Company with respect to this Agreement or the transactions contemplated hereby.

F.             Millner’s Obligations. In consideration of the payments and benefits described in Sections A and B above, to which you are not otherwise entitled, you voluntarily agree to the following:

1.                                       Your signature below indicates that:

(a)                                  You are knowingly and voluntarily waiving and releasing forever whatever claims you have or may have against the Company and its direct and indirect parents (including Cerberus Capital Management, L.P.), and their subsidiaries and affiliates, together with their respective officers, members, managers, directors, partners, shareholders, investors, principals, executives, consultants, employees and agents, and any of their respective predecessors and successors in interest and assigns (collectively, the “Releasees”), based on your employment with the Company and any of its affiliates and the cessation of your employment (other than claims you may have based upon your rights under this Agreement).

(b)                                 This release includes a complete waiver of all rights and claims that may have arisen, whether known or unknown, against any of the Releasees, including but not limited to, all rights and claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act), the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the New York State Human Rights Law, and the New York Labor Laws, and the North Carolina Equal Employment Practices Act, and the North Carolina Labor Laws and any other similar state or local employment law (if and to the extent applicable and as any of the foregoing may be amended from time to time), and any common law, public policy, contract (whether oral or written, express or implied) or tort law, and any other local, state or federal law, regulation or ordinance having any bearing whatsoever on the terms and conditions of your employment and the cessation thereof and in any way related to your employment relationship with any of the Releasees.

(c)                                  You acknowledge that you may hereafter discover claims or facts in addition to or different from those which you now know or believe to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this Agreement or your decision to enter into this Agreement. Nevertheless, you hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts to the extent that those rights, claims, or causes of action are based on your employment or the cessation thereof.

(d)                                 You agree that if any court or governmental agency assumes jurisdiction over any claim, demand, charge, complaint, lawsuit or other legal action that is, in whole or in part, the subject of the release provided for in this Agreement or that, in whole or in part, pertains to your employment or the cessation thereof, you shall not be entitled to any monetary or other benefit that results from such claim, demand, charge, complaint or lawsuit, except as otherwise expressly required by applicable law.

2.                                       The employment agreement entered into between you and Remington Arms Company, Inc. as of the 31st day of June, 2007 (the “Employment Agreement”), shall cease to have any further force or effect, as of the Separation Date, except as set forth in Sections H(4) and (5) and Section J(7) below, and by signing this Agreement you are acknowledging that no further payments or other compensation or benefits, other than as provided herein, are due to you thereunder or hereunder.

3.                                       Except as may be required by law, you will not disclose the contents or substance of this Agreement to anyone except members of your immediate family and any tax or legal counsel you may consult regarding the meaning or effect hereof, and you will instruct each of the foregoing not to disclose the same.

4.                                       You agree to provide assistance to the Company and its affiliates by making yourself available to provide information to, and to consult with, the Company and its affiliates on matters about which you have knowledge as a result of your employment, including but not limited to all matters (formal or informal) in connection with any investigations, litigation (potential or ongoing) and administrative, regulatory or other proceedings which currently exist, or which may have arisen prior to or which arise following the signing of this Agreement. Such cooperation will include, but not be limited to, your willingness to be interviewed by representatives of the Company and its affiliates and to participate in any such proceedings by deposition or testimony. In the event that you are required to retain separate legal counsel with respect to such deposition or testimony, the Company will reimburse you for such reasonable costs thereof.

In the event that you are subpoenaed or otherwise required by order of a court of competent jurisdiction or other legal process to appear in connection with any matter or proceeding involving the Company or its affiliates, you will notify the

Company in accordance with the notice provisions set forth in Section J(1) below at least fifteen (15) business days in advance of such appearance, unless to do so would place you in violation of the subpoena, court order or other legal process, in which case you shall give as much notice as possible without placing yourself in violation of the subpoena, court order or other legal process.

G.            Mutual Obligations and Understandings.

1.                                       You represent that you have not disparaged, and will not disparage, directly or indirectly, the Company or any of the other Releasees, and you will not make any comments or statements, written or oral, that reflect adversely on any of them, nor will you make any comments or statements, written or oral, regarding the Company in any public forum, other than factual statements about your responsibilities and information about the Company that is in the public domain, without the prior written approval of the undersigned or his designee. The Company agrees that the Company’s controlling shareholders, directors and officers will not, directly or indirectly, disparage you.

2.                                       By entering into this Agreement, the Company does not admit, and specifically denies, any liability, wrongdoing or violation of any law, statute, regulation or policy. Nothing herein shall be deemed to constitute an admission of wrongdoing by the Company or any of the other Releasees. Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

3.                                       You agree that if you materially breach any provision of this Agreement, in addition to any other legal or equitable remedy the Company may have, the Company will be entitled to recover the consideration provided in Section B above and you will reimburse the Company for all of its reasonable attorneys’ fees and costs incurred to enforce this Agreement, to the fullest extent permitted by applicable law. In the event that the Company materially breaches any provision of this Agreement, in addition to any other legal or equitable remedy you may have, the Company will reimburse you for all of your reasonable attorneys’ fees and costs incurred to enforce this Agreement, to the fullest extent permitted by applicable law.

H.            Obligations Unrelated to this Agreement. Regardless of whether you sign this Agreement, the following shall apply:

1.                                      You will be paid for all earned but unused vacation days as of the Separation Date.

2.                                       You are deemed to have resigned from all Company directorships and/or officer positions, effective as of the Separation Date. Should your signature be required on any other document to effect the foregoing, you will provide it immediately upon request.

3.                                       You are required to return to the undersigned all records, materials and other property you have in your possession or control that are the property of the Company no later than the Separation Date, and by signing this Agreement, you are representing that you have done so.

4.                                       You will comply with the obligations set forth in Sections 8 through 15 of the Employment Agreement as if set forth in their entirety in this Agreement.

5.                                       Your participation in the Company’s benefit plans and programs will be determined as follows.

(a)                                 Your continuing coverage under the Company’s group health and dental plans will be governed by Section 7(f)(i)(D) of the Employment Agreement.

(b)                                Your participation in all other pension and welfare plans and programs provided by the Company will cease on the Separation Date.

6.                                       Pursuant to Section 5.2 of the Remington Arms Company, Inc. 2006 Long Term Incentive Plan (the “LTIP”), upon the Separation Date, you shall forfeit any Retention Bonus (as defined in the LTIP) if and to the extent payable thereunder and shall not have the right to receive any payment on the Payment Date (as defined in the LTIP).

I.              Consideration Period. By signing this Agreement in the space provided below and returning it to the undersigned, you are confirming your acceptance of the terms and conditions set forth herein, and you are acknowledging the following:

1.                                       Because the obligations as set out in this Agreement represent a complete waiver and release of all claims that you have against the Company and the other Releasees based on your employment and the cessation thereof, you should review it carefully before signing. You can take up to twenty-one (21) days from your receipt of this Agreement to consider its meaning and effect and to determine whether or not you wish to enter into it. During that time, you are advised to consult with an attorney.

2.                                       If you sign this Agreement before the end of the twenty-one (21) day consideration period, you are doing so voluntarily.

3.                                       In addition, you may take up to seven (7) days after signing this Agreement to revoke your signature. Any revocation shall be made in writing to the undersigned.

4.                                       This Agreement will not become effective, and your rights under Sections A and B above will not accrue, until after the seven (7) day period expires without revocation. Provided that you sign this Agreement within the consideration period and do not revoke your signature, the eighth (8th) day following the end of the revocation period will be the “Effective Date”.

5.                                       If you elect not to sign this Agreement, or if you revoke your signature, you will not receive the payments or benefits described in Sections A and B above.

J.             Miscellaneous.

1.                                      All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Company, to:

Freedom Group, Inc.

870 Remington Drive

P.O. Box 700

Madison, NC 27025-0700

With a copy to (which shall not constitute notice):

Cerberus Capital Management, L.P.

299 Park Avenue

New York, NY 10171

Facsimile No.: (212) 891-1540

Attn: George Kollitides

With an additional copy to (which shall not constitute notice):

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Facsimile No.: (212) 822-5921

Attn: Roland Hlawaty, Esq.

if to you, to:

Thomas L. Millner

3676 Dunloy Way

High Point, NC 27262

2.                                      This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements relating thereto, whether written or oral, with the exception of any agreements expressly described herein as having created continuing rights and obligations. You represent that in executing this Agreement, you have not relied on any promise, representation, inducement, agreement or statement not set forth herein. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by both parties.

3.                                      No failure by any party to insist upon strict compliance with any term of this Agreement, enforce any right, or seek any remedy upon any default of the other will affect, or constitute a waiver of, the first party’s right to insist upon such strict compliance, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this Agreement will affect or constitute a waiver of any party’s right to demand strict compliance with all provisions of this Agreement

4.                                      In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

5.                                      This Agreement will be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, legal representatives, successors and assigns of the parties to this Agreement.

6.                                      This Agreement may be executed in any number of counterparts (which may be exchanged by facsimile or email), each of which shall be deemed an original and both of which when taken together shall constitute one and the same instrument.

7.                                      This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof. Any dispute arising under this Agreement will be resolved in accordance with Section 20 of the Employment Agreement, as if set forth in its entirety in this Agreement, provided that any such action or proceeding shall be heard in the State of New York, New York County. The parties expressly irrevocably consent to submit themselves to the jurisdiction of the American Arbitration Association in the of the State of New York, New York County and to the federal and state courts of the State of New York, New York County, which shall be the exclusive forums in which any disputes arising under this Agreement or otherwise in connection with the matters set forth herein.

Sincerely,

FREEDOM GROUP, INC.

By:	/s/ Ted Torbeck
Title:	4-8-09 CEO

I am signing this Agreement knowingly, voluntarily and with full understanding of its terms and effects. I have not relied on any representations or statements not set forth herein.

/s/ Thomas L. Millner
Thomas L. Millner

Date:	4/6/09

NOT VALID UNLESS EXECUTED BY BOTH PARTIES

April 6, 2009

Mr. Thomas L. Millner

3676 Dunloy Way

High Point, NC 27262

Re: Agreement Regarding Health Insurance

Dear Tommy:

This letter (this “Letter Agreement”) confirms the agreement between you and Remington Arms Company, Inc. (the “Company”) with respect to your health insurance (health, dental and prescription drugs) after March 16, 2009. By signing this Letter Agreement, you agree to the terms and conditions set forth below.

1.             Subject to the other terms and conditions of this Letter Agreement, you and your qualified dependents shall be permitted to participate in the health, dental and prescription drug benefit plans provided to active employees of the Company and their qualified dependents under the Company’s Group Benefits Plan, as in effect from time to time, until you attain age 65 (the “Continuation Coverage”). You shall be responsible for paying the premiums charged for such Continuation Coverage at the applicable active employee rate.

2.             The Continuation Coverage is intended to satisfy any continuation of coverage requirements of Section 4980B of the Code and Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”). In the event that the period of Continuation Coverage expires prior to the end of any period of continuation coverage to which you and your qualified dependents would be entitled under COBRA (the “COBRA Period”), you and your qualified dependents may elect continuation coverage under COBRA (“COBRA Coverage”) for the remainder of the COBRA Period. You shall be responsible for paying the full amount of the premium charged for such COBRA Coverage.

3.             In the event that the Continuation Coverage does not, for any reason, satisfy the continuation of coverage requirements of COBRA, you and your qualified dependents shall be entitled to elect COBRA Coverage in lieu of the Continuation Coverage. In such event, you and your qualified dependents shall be responsible for paying the full amount of the premiums charged for such COBRA Coverage under the Company Group Benefits Plan.

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4.             In the event the Company cannot provide you and your qualified dependents with coverage under the Company’s Group Benefits Plan for the full Continuation Coverage period, the Company may provide coverage under one or more alternative plans or arrangements providing substantially equivalent coverage to the coverage then being provided to active employees and their dependants under the Company’s Group Benefits Plan.

5.             This Letter Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements relating thereto, whether written or oral. You represent that in executing this Letter Agreement, you have not relied on any promise, representation, inducement, agreement or statement not set forth herein. No amendment or modification of this Letter Agreement shall be valid or binding upon the parties unless in writing and signed by both parties.

6.             This Letter Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof. Any dispute or controversy arising under or in connection with this Letter Agreement shall be resolved by binding arbitration. The arbitration shall be held within New York State and New York County, and shall be conducted in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect and otherwise in accordance with principles which would be applied by a court of law or equity. All expenses of arbitration shall be borne by the party who incurs the expense or, in the case of joint expenses, by both parties in equal portions. The parties expressly irrevocably consent to submit to the jurisdiction of the American Arbitration Association in the of the State of New York, New York County, and to the federal and state courts of the State of New York, New York County with respect to the enforcement of any arbitral award, which shall be the exclusive forums for any such disputes.

Sincerely,

Remington Arms Company, Inc.

By:	/s/ Ted Torbeck 4-8-09
Title:	CEO

I am signing this Letter Agreement knowingly, voluntarily and with full understanding of its terms and effects. I have not relied on any representations or statements not set forth herein.

/s/ Thomas L. Millner
Thomas L. Millner
Date:	4/6/09

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